UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Amended and Restated Share Redemption Program
Due to increased redemption volume and the need for KBS Real Estate Investment Trust II, Inc. (the “Company”) to effectively manage its assets and cash flows, on May 16, 2012, the Company's board of directors approved a third amended and restated share redemption program (the “Amended & Restated Share Redemption Program”). The Amended and Restated Share Redemption Program implements a graduated redemption price for ordinary redemptions and places a monthly limit on the amount of ordinary redemptions.
The Amended and Restated Share Redemption Program will be effective June 17, 2012, and the terms of the Amended and Restated Share Redemption Program will apply to all redemptions processed on or after the June 29, 2012 Redemption Date (defined below). Any redemption requests that are eligible for redemption and are not timely received, in good order by May 23, 2012 for the May 31, 2012 Redemption Date, will be processed in accordance with the Amended and Restated Share Redemption Program. The complete plan document is filed as an exhibit to this Current Report on Form 8-K and is available at the Securities and Exchange Commission's (the “SEC”) website at http://www.sec.gov.
The Company's Amended and Restated Share Redemption Program may enable stockholders to sell their shares to the Company in limited circumstances. In its sole discretion, the Company's board of directors could choose to terminate the program or to amend its provisions without stockholder approval.
Pursuant to the Amended and Restated Share Redemption Program, redemptions made in connection with a stockholder's death, “qualifying disability” or “determination of incompetence” (as such terms are defined below), will be made at a price per share equal to the most recent estimated value per share of the Company's common stock as of the applicable Redemption Date, and the price at which the Company will redeem all other shares eligible for redemption is as follows:

•	For stockholders who have held their shares for at least one year, 92.5% of the Company's most recent estimated value per share as of the applicable Redemption Date;

•	For stockholders who have held their shares for at least two years, 95.0% of the Company's most recent estimated value per share as of the applicable Redemption Date;

•	For stockholders who have held their shares for at least three years, 97.5% of the Company's most recent estimated value per share as of the applicable Redemption Date; and

•	For stockholders who have held their shares for at least four years, 100% of the Company's most recent estimated value per share as of the applicable Redemption Date.
The Company's advisor or another firm chosen for that purpose will determine the estimated value per share, which will be updated from time to time. The Company expects to engage its advisor or another firm to determine its estimated value per share every 12 to 18 months.
The Company will report the estimated value per share, which will change the redemption price, in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the SEC.
Pursuant to the Amended and Restated Share Redemption Program, there are several limitations on the Company's ability to redeem shares under the program:

•
Unless the shares are being redeemed in connection with a stockholder's death, “qualifying disability” or “determination of incompetence”, the Company may not redeem shares unless the stockholder has held the shares for one year, provided that, if the Company is redeeming all of a stockholder's shares, then there is no holding period requirement for shares purchased pursuant to the Company's dividend reinvestment plan.

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During any calendar year, the Company may redeem only the number of shares that the Company could purchase with the amount of net proceeds from the sale of shares under the Company's dividend reinvestment plan during the prior calendar year, provided that, the Company may not redeem more than $3.0 million of shares in the aggregate each month, excluding shares redeemed in connection with a stockholder's death, “qualifying disability” or “determination of incompetence”.

•	During any calendar year, the Company may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•
The Company has no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland General Corporation Law, as amended from time to time, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

The Company redeems shares on the last business day of each month (the “Redemption Date”). The program administrator must receive a written request for redemption from the stockholder or an authorized representative of the stockholder at least five business days before the Redemption Date in order for a stockholder's shares to be eligible for redemption that month. If the Company could not repurchase all shares presented for redemption in any month, the Company would attempt to honor redemption requests on a pro rata basis. The Company will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in a stockholder owning less than half of the minimum purchase amount described in a currently effective, or the most recently effective, registration statement of the Company as such registration statement has been amended or supplemented (the “Minimum Purchase Requirement”), then the Company will redeem all of a stockholder's shares; and (ii) if a pro rata redemption would result in a stockholder owning more than half but less than all of the Minimum Purchase Amount, then the Company will not redeem any shares that would reduce a stockholder's holdings below the Minimum Purchase Amount. In the event that a stockholder were redeeming all of a stockholder's shares, there would be no holding period requirement for shares purchased pursuant to the Company's dividend reinvestment plan.
If the Company did not completely satisfy a stockholder's redemption request on the Redemption Date because the program administrator did not receive the request in time or because of the restrictions on the number of shares the Company could redeem under the program, the Company would treat the unsatisfied portion of the redemption request as a request for redemption at the next Redemption Date funds are available for redemption unless the stockholder withdrew his or her request before the next Redemption Date. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice were received by the program administrator at least five business days before the Redemption Date.
In order for a disability to entitle a stockholder to the special redemption terms described above, (a “qualifying disability”), (i) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (ii) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder's discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.
Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker's compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (i) the investor's initial application for disability benefits and (ii) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that the Company would deem acceptable and would demonstrate an award of the disability benefits.
The Company understands that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.
Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

In order for a determination of incompetence or incapacitation (a “determination of incompetence”) to entitle a stockholder to the special redemption terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be redeemed. A determination of incompetence by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special redemption terms. Redemption requests following a determination of incompetence must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.
The Company's board of directors may amend, suspend or terminate the program upon 30 days' notice. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in the Company's annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the Company's stockholders.
The Amended and Restated Share Redemption Program provides stockholders only a limited ability to redeem shares for cash until a secondary market develops for the Company's shares, at which time the program would terminate. No such market presently exists, and the Company can make no assurance that any market for its shares will ever develop.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description

99.1	Third Amended and Restated Share Redemption Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: May 18, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer